UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2010
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-08733 (Commission File Number)	85-0212139 (IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
1.01	Entry Into a Material Definitive Agreement
2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
8.01	Other Events
9.01	Financial Statements and Exhibits

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry Into a Material Definitive Agreement

Nedbank Capital Limited ("Nedbank") and Nord have entered into a forbearance agreement regarding the company's failure to make the payment of $697,869 due on April 6, 2010 under the copper hedge agreement originally dated July 24, 2007.

The extension is intended to give Nord additional time to make the payments owed under the existing copper hedge agreement, or to negotiate an amendment to that agreement as it pertains to the April 6, 2010 payment and other terms therein.

If upon the expiration of the forbearance period, Nord has not been successful in amending the copper hedge agreement or in making the payments owed, Nedbank will have full authority to exercise its rights under the copper hedge agreement. In granting the extension, Nedbank reserved the right to withdraw its forbearance at any time at its discretion if, after its review of the progress being made by Nord, it is not satisfied.

A copy of the forbearance agreement is filed as an exhibit to this current report.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Refer to Item 1.01 above.

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events.

On April 29, 2010, the Company issued a press release announcing the Hedge Forbearance Agreement. The press release also discloses that, as previously announced, Nord received an exemption from certain shareholder approval requirements under the rules of the Toronto Stock Exchange (the "TSX") in connection with Nord's $12 million private placement completed in November 2009, on the basis of financial hardship. Reliance on this exemption automatically triggered a TSX de-listing review to confirm that Nord continues to meet the TSX listing requirements. On March 26, 2010, the company announced that the Continued Listings Committee of the TSX has determined to defer its announcement on it listing review decision to no later than April 26, 2010. While Nord believes that it continues to comply with such requirements, it is unclear what impact that the need for the additional Hedge Forbearance Agreement with Nedbank will have on the listing review.

A copy of the press release is filed as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits
Exhibit No.	Exhibit
10.1	Hedge Forbearance Agreement dated April 27, 2010*
99.1	News release dated April 29, 2010*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION
DATE: April 29, 2010	By: /s/ Wayne M. Morrison Wayne M. Morrison Chief Financial Officer